UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 8, 2004

(Date of Report – Date of earliest event reported)

LUFKIN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-2612	75-0404410
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation or organization)	File Number	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS	75904
(Address of principal executive offices)	(Zip Code)

(936) 634-2211

(Registrant’s telephone number, including area code)

Item 5. Other Events

On January 8, 2004, Lufkin Industries, Inc. announced the commencement of a tender offer to purchase and cancel any and all outstanding options to purchase shares of its common stock, par value $1.00 per share, with an exercise price of $38.00 per share, granted on November 12, 1997, under the Lufkin Industries, Inc. 1990 Stock Option Plan. The full text of the News Release is attached as Exhibit 99.1 hereto and the contents of such Exhibit are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a) Not Applicable

(b) Not Applicable

(c) Exhibits

99.1	News Release dated January 8, 2004, with respect to Lufkin Industries, Inc.’s commencement of a tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC.

By:	/s/ R. D. Leslie

Vice President/Treasurer/Chief Financial Officer Principal Financial and Accounting Officer

Date: January 8, 2004